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                                                                 Exhibit 10.11
                                FUNDING AGREEMENT

                  This FUNDING AGREEMENT (this "Agreement"), dated as of August 24, 2000, is between RELIANT ENERGY RESOURCES CORP., a Delaware corporation ("RERC"), and RELIANT ENERGY NORTHEAST HOLDINGS, INC., a Delaware corporation ("RENH").

                                    RECITALS

                  A. RENH indirectly owns all of the member interests in Reliant Energy Mid-Atlantic Power Holdings, LLC, a Delaware limited liability company ("REMA"). REMA has leased certain interests in generating stations (the "Transaction").

                  B. In connection with the Transaction, RENH and REMA have entered into the Subordinated Working Capital Facility and Revolving Promissory Note of even date herewith (as such agreement and note may be amended or modified from time to time, the "Subordinated Working Capital Facility"), which obligates RENH to make loans to REMA on certain specified terms and conditions.

                  C. RERC, an affiliate of RENH, expects to benefit directly or indirectly from RENH's loans to REMA and has agreed, in accordance with and subject to the terms of this Agreement, to fund equity contributions or advances to RENH to finance RENH's advances to REMA under the Subordinated Working Capital Facility.

                  NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned thereto in the Subordinated Working Capital Facility. As used herein the following terms shall have the following meanings (all terms in this Agreement in the singular have the same meanings when used in the plural and vice versa):

                           "Capital Contribution" means a contribution to the equity capital of RENH by means of a cash contribution pursuant to
         Section 2.

                           "Capital Stock" means shares of capital stock of RENH.

                           "Commitment" means the amount required to be funded by RERC to RENH in accordance with and subject to the terms of this Agreement which, shall equal the amount of the Commitment (as defined in the Subordinated Working Capital Facility) as such amount reduces and terminates in accordance with the terms thereof and Section 2(f) hereof.

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                           "Funding" means a Capital Contribution or Loan to
         RENH under Section 2.

                           "Issue Price" means a price per share of Capital Stock to be reasonably agreed by RERC and RENH.

                           "Loan" means a loan to RENH in cash pursuant to
         Section 2.

                           "Person" means any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or subdivision thereof.

                           "Put Price" means for any Capital Stock, an amount equal to the Issue Price of such Capital Stock, plus interest thereon at the rate applicable to a Loan accrued during the period from the date of the issuance of such Capital Stock to RERC to but excluding the date of the payment of such Put Price.

                  Section 2. Funding Obligation and Procedure.

                  (a) Funding. RERC hereby irrevocably agrees to make Fundings to RENH in the amount that RENH is obligated to advance to REMA under the Subordinated Working Capital Facility on or before (i) the first Rent Payment Date after its receipt of a Cash Flow Coverage Certificate specifying a Cash Deficiency Amount and (ii) ten Business Days after its receipt of a Cash Flow Coverage Certificate specifying an Interim Cash Deficiency Amount but, in each case, in no event in excess of the undrawn amount of the Commitment. RERC shall make all Fundings in U.S. Dollars. All Fundings shall be in immediately available funds paid directly to RENH. The obligation of RENH in respect of each Funding shall be evidenced by, at the sole option of RERC, (x) a note in the form of Exhibit A attached hereto in the principal amount of such Funding or (y) Capital Stock in the number shares equal to the aggregate amount of such Funding divided by the Issue Price.

                  (b) Delivery of Evidence of Funding. REHN agrees to deliver to RERC promptly after receipt of the Funding an appropriately completed note or stock certificate, as applicable, evidencing the Funding.

                  (c) Proceeds. The proceeds of a Fundings Loan shall be used solely to make advances to REMA under the Subordinated Working Capital Facility.

                  (d) Payments and Reborrowing. RENH shall make payments to RERC to be applied to RENH's obligation respecting the Fundings in an amount equal to any amounts paid or prepaid to RENH by REMA in respect of the Subordinated Working Capital Facility upon RENH's receipt of such payment. Any payment or prepayment on a Funding constituting a Loan shall be applied to first to the accrued and unpaid interest on such Loan and then to principal of such Loan. Any payment or prepayment on a Funding constituting Capital Stock shall be applied in redemption of such Capital Stock at a price equal to the Put Price.

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                  (e) Within the limits of the foregoing, RENH may borrow, repay and reborrow the Loans and put (at the Put Price) and reissue (at the Issue Price) the Capital Stock to RENH.

                  (f) Notwithstanding anything to the contrary contained herein or the Subordinated Working Capital (and in addition to the Commitment termination provisions thereof) the Commitment shall terminate if any other Person having a senior unsecured long-term debt rating of at least Baa2 by Moody's and BBB by S&P agrees to irrevocably provide equity and/or debt financing to RENH to finance REMA's borrowings under the Subordinated Working Capital Facility.

                  SECTION 3. Obligations Absolute. RERC further covenants and agrees that: RERC's obligation to fund in accordance with the terms of this Agreement is and shall be absolute and unconditional and is not, and shall not be, subject to any defense or right of set-off, counterclaim, deduction, diminution, abatement, recoupment, defense, suspension, deferment or reduction or any other legal or equitable defense that RERC has, or hereafter may have, against any other Person for any reason whatsoever.

                  SECTION 4. Reinstatement. RERC and RENH agree that this Agreement shall be automatically reinstated with respect to any Funding made by RERC pursuant to this Agreement if and to the extent such Funding is rescinded or must otherwise be restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                  SECTION 5. Waiver of Demands, Notices, Etc. Each party hereby unconditionally waives, to the extent permitted by applicable law, (a) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve any rights against RERC hereunder, including, without limitation, any demand, proof or notice of non-payment or non-performance of any of the Funding; (b) notice of acceptance of this Agreement, demand, protest, presentment, notice of default and any requirement of diligence; and (c) any requirement to exhaust any remedies or to mitigate any damages resulting from default by any other Person under this Agreement.

                  SECTION 6. Miscellaneous.

                  (a) Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement or under applicable law shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or under applicable law preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege.

                  (b) Notices. All notices and communications to be given under this Agreement shall be given or made in writing and delivered by hand or an overnight courier service, mailed by certified or registered mail, or sent by telecopy, to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such

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party in a notice to each other party. Except as otherwise provided in this
Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice or notice by courier, upon receipt, in each case, given or addressed as provided in this Section 6(b):

                  To RERC:

                  Reliant Energy Resources Corp.
                  1111 Louisiana
                  Houston, Texas 77002

                  Attention:  Marc Kilbride

                  Telecopy No.:  713-207-3301
                  Telephone No.: 713-207-5782

                  To RENH:

                  Belfint, Lyons & Shuman
                  200 West Ninth Street Plaza
                  Wilmington, DE  19899

                  Attention: Patricia F. Genzel, President and Secretary

                  Telecopy No.:  302-658-0468
                  Telephone No.: 302-655-8894

                  (c) Amendments, Etc. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by each party hereto. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon each party hereto, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                  (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of RERC and RENH and their respective successors and permitted assigns. Neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party.

                  (e) Survival. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement.

                  (f) Agreements Superseded. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

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                  (g) Severability. Any provision of this Agreement that is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (h) Captions. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

                  (j) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING IN ANY JURISDICTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  (k) Governing Law; Jurisdiction.

                    (i) Governing Law. This Agreement shall be construed in
               accordance with and governed by the law of the State of New York.

                    (ii) Submission to Jurisdiction. Each party hereto hereby
               irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and any New York State Court acting in New York City and any appellate courts from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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                    (iii) Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (ii) of this Section 6(k). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (l) Limitation of Liability; Waiver of Consequential Damages. Notwithstanding anything herein to the contrary, RERC's liability hereunder shall be limited to the Commitment. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the transactions contemplated herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Funding Agreement to be duly executed and delivered as of the day and year first above written.



                                         RELIANT ENERGY RESOURCES CORP.



                                         By:
                                            ------------------------------------
                                                 Marc Kilbride
                                                 Treasurer



                                         RELIANT ENERGY NORTHEAST HOLDINGS, INC.



                                         By:
                                            ------------------------------------
                                                 Patricia F. Genzel
                                                 President and Secretary


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